Exhibit 99.1

Transphorm Announces Fiscal First Quarter 2022 Financial Results
Achieves Strong Sequential Growth with Record Product Revenue
Closed $5 Million Private Placement and Completed Planned Wafer-fab Transaction Subsequent to Quarter-end

GOLETA, Calif.—August 16, 2021—Transphorm, Inc. (OTCQX: TGAN)—a pioneer in and global supplier of high reliability, high performance gallium nitride (GaN) power conversion products, today announced financial results for the company’s fiscal first quarter of 2022 ended June 30, 2021.

Revenue for the fiscal first quarter of 2022 increased 33% sequentially to $3.2 million driven by record product sales from ramping shipments of Transphorm GaN devices for fast chargers and adapters as well as increased traction for higher power conversion applications, including gaming, data centers and crypto-mining. This compares to revenue of $2.4 million in the fiscal fourth quarter of 2021 ended March 31, 2021 and $6.3 million (included $5.0 million of licensing revenue) in the fiscal first quarter of 2021 ended June 30, 2020.

Operating expenses on a GAAP basis were $5.3 million in the fiscal first quarter of 2022, compared to $5.2 million in the prior quarter and $4.2 million in the fiscal first quarter of 2021. Fiscal first quarter 2022 operating expenses consisted of R&D expenses of $1.8 million and SG&A expenses of $3.4 million. On a non-GAAP basis, operating expenses in the fiscal first quarter of 2022 were $4.6 million, compared with non-GAAP operating expenses of $4.5 million in the prior quarter and $3.9 million in the fiscal first quarter of 2021.

GAAP net loss for the fiscal first quarter of 2022 was ($7.1) million, or ($0.17) per share, compared to a GAAP net loss of ($6.6) million, or ($0.16) per share, in the prior quarter and a GAAP net loss of ($2.3) million, or ($0.06) per share, in the fiscal first quarter of 2021. On a non-GAAP basis, net loss for the fiscal first quarter of 2022 was ($5.3) million, or ($0.13) per share, compared to a non-GAAP net loss of ($5.2) million, or ($0.13) per share, in the prior quarter and a non-GAAP net loss of ($0.3) million, or ($0.01) per share, in the fiscal first quarter of 2021.

Cash and equivalents as of June 30, 2021 were $2.5 million, compared to $9.5 million as of March 31, 2021. In a subsequent private placement transaction completed on August 13, 2021, the company closed $5.0 million of equity financing at $5.00 per share from a multi-billion dollar public company in Asia with international operations in the semiconductor ecosystem.

“We achieved another consecutive quarter of strong sequential growth and record product revenue,” commented Primit Parikh, Transphorm’s President and Co-founder. “We more than doubled shipments of Transphorm’s GaN power devices for the third consecutive quarter to fulfill growing customer demand in the consumer adapter and high-power markets. Additionally, we recently completed the planned transition of our AFSW wafer-fab into a new JV with a strong strategic-financial partner that shares our goals of accelerating GaN adoption. Looking ahead, our team remains focused on expanding capacity over the coming quarters, as we continue to secure and ramp a growing pipeline of design wins.”

“Along with the strong operating performance, the company remains committed to its previously communicated ambition to uplist on the NASDAQ later in the calendar year,” said Mario Rivas, Transphorm’s CEO. “In July, we were also excited to strengthen our Board, with the addition of Ms. Kelly Smales as an independent director, with an extensive semiconductor finance background.”

Conference Call
Transphorm will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to review the Company’s fiscal first quarter results and provide a business update. The conference call will be webcast live over the Internet with an associated slide presentation, which can be accessed by all interested parties in the Investor Relations section of Transphorm’s website at www.transphormusa.com. Investors and analysts may also join the conference call by dialing 1-833-529-0218 and providing the conference ID 3299126.

For those unable to attend the live webcast, a replay and the supporting presentation materials will be available on the day of the conference call and for approximately 90 days in the Investor Relations section of the Company’s website. Additionally, a telephone replay of the conference call will be available approximately two hours after the conclusion of the call and through August 23, 2021. The telephone replay can be accessed by dialing +1-416-621-4642 and entering the conference ID 3299126.

About Transphorm
Transphorm, Inc., a global leader in the GaN revolution, designs and manufactures high performance and high reliability GaN semiconductors for high voltage power conversion applications. Having one of the largest Power GaN IP portfolios of more than 1,000 owned or licensed patents, Transphorm produces the industry’s first JEDEC and AEC-Q101 qualified high voltage GaN semiconductor devices. The Company’s vertically integrated device business model allows for innovation at every development stage: design, fabrication, device, and application support. Transphorm’s innovations are moving power electronics beyond the limitations of silicon to achieve over 99% efficiency, 40% more power density and 20% lower system cost. Transphorm is headquartered in Goleta, California and has manufacturing operations in Goleta and Aizu, Japan. For more information, please visit www.transphormusa.com. Follow us on Twitter @transphormusa and WeChat @ Transphorm_GaN.

Non-GAAP Financial Measures
This press release includes and makes reference to certain non-GAAP financial measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Transphorm believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Transphorm believes that these non-GAAP financial measures provide additional insight into Transphorm’s ongoing performance and core operational activities and has chosen to provide these measures for more consistent and meaningful comparison between periods. These measures should only be used to evaluate Transphorm’s results of operations in conjunction with the corresponding GAAP measures. The non-GAAP results exclude the effect of stock-based compensation, depreciation, amortization and change in fair value of promissory note.

A reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this press release.

Forward-Looking Statements
This press release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning the Company’s planned application to uplist to the Nasdaq Capital Market, the Company’s technology and anticipated product offerings, industry acceptance of GaN technology, and the Company’s pipeline and future anticipated growth. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: risks related to Transphorm’s operations, such as additional financing requirements and access to capital; competition; the ability of Transphorm to protect its intellectual property rights; and other risks set forth in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:
Shelton Group
Brett Perry | Leanne Sievers
1-214-272-0070 | 1-949-224-3874

sheltonir@sheltongroup.com

Company Contact:
Cameron McAulay
Chief Financial Officer
1-805-456-1300 ext. 140
cmcaulay@transphormusa.com

Transphorm, Inc.
Condensed Consolidated Balance Sheets
(in thousands except share and per share data)

	June 30, 2021 (unaudited)	March 31, 2021
Assets
Current assets:
Cash and cash equivalents	$2,462	$9,500
Accounts receivable, net, including related parties	2,247	1,618
Inventory	2,924	2,223
Prepaid expenses and other current assets	2,160	953
Total current assets	9,793	14,294
Property and equipment, net	1,832	1,360
Goodwill	1,303	1,302
Intangible assets, net	839	914
Other assets	267	274
Total assets	$14,034	$18,144

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	$3,744	$3,140
Deferred revenue	1,016	505
Development loan	8,000	10,000
Revolving credit facility, including accrued interest	166	10,150
Unfunded commitment to joint venture	1,339	1,866
Accrued payroll and benefits	1,582	1,410
Total current liabilities	15,847	27,071
Revolving credit facility	12,000	—
Promissory note	17,190	16,128
Total liabilities	45,037	43,199
Stockholders’ deficit:
Common stock	4	4
Additional paid-in capital	145,332	144,201
Accumulated deficit	(175,455)	(168,403)
Accumulated other comprehensive loss	(884)	(857)
Total stockholders’ deficit	(31,003)	(25,055)
Total liabilities and stockholders’ deficit	$14,034	$18,144

Transphorm, Inc.
Condensed Consolidated Statements of Operations
(in thousands except share and per share data)

	Three Months Ended
	June 30, 2021 (unaudited)	March 31, 2021	June 30, 2020 (unaudited)
Revenue, net	$3,216	$2,425	$6,329
Operating expenses:
Cost of goods sold	2,567	1,788	1,248
Research and development	1,823	1,780	1,594
Sales and marketing	687	663	528
General and administrative	2,743	2,733	2,058
Total operating expenses	7,820	6,964	5,428
Loss from operations	(4,604)	(4,539)	901
Interest expense	204	187	189
Loss in joint venture	1,490	1,468	1,856
Changes in fair value of promissory note	1,024	699	1,658
Other income, net	(270)	(314)	(532)
Loss before tax expense	(7,052)	(6,579)	(2,270)
Tax expense	—	—	—
Net loss	$(7,052)	$(6,579)	$(2,270)
Net loss per share - basic and diluted	$(0.17)	$(0.16)	$(0.06)
Weighted average common shares outstanding - basic and diluted	40,637,213	40,274,660	35,135,520

Transphorm, Inc.
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(7,052)	$(2,270)
Adjustments to reconcile net loss to net cash used in operating activities:
Inventory write-off (reversal)	134	(7)
Depreciation and amortization	197	202
Licensing revenue from a related party	—	(5,000)
Stock-based compensation	497	104
Interest cost	54	189
Loss in joint venture	1,490	1,856
Changes in fair value of promissory note	1,024	1,658
Changes in operating assets and liabilities:
Accounts receivable	(629)	608
Inventory	(835)	(250)
Prepaid expenses and other current assets	(707)	(447)
Other assets	7	71
Accounts payable and accrued expenses	354	(540)
Deferred revenue	511	193
Accrued payroll and benefits	172	272
Net cash used in operating activities	(4,783)	(3,361)
Cash flows from investing activities:
Purchases of property and equipment	(346)	(22)
Investment in joint venture	(2,018)	(1,879)
Net cash used in investing activities	(2,364)	(1,901)
Cash flows from financing activities:
Proceeds from stock option exercise	134	—
Net cash provided by financing activities	134	—
Effect of foreign exchange rate changes on cash and cash equivalents	(25)	(4)
Net (decrease) increase in cash and cash equivalents	(7,038)	(5,266)
Cash and cash equivalents at beginning of period	9,500	14,648
Cash and cash equivalents at end of period	$2,462	$9,382

Supplemental disclosures of cash flow information:
Interest expense paid	$150	$—
Supplemental non-cash investing activity:
Equipment purchases	$250	$—
Supplemental non-cash financing activity:
Issuance of shares in connection with a service contract	$500	$—
Conversion of preferred stock to common stock in connection with the Reverse Merger	$—	$5,000

Transphorm, Inc.
Reconciliation of GAAP and Non-GAAP Financial Information (unaudited)
(in thousands except share and per share data)

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
GAAP net loss	$(7,052)	$(6,579)	$(2,270)
Adjustments:
Stock-based compensation	497	513	104
Depreciation	123	123	128
Amortization	74	74	74
Changes in fair value of promissory note	1,024	699	1,658
Total adjustments to GAAP net loss	1,718	1,409	1,964
Non-GAAP net loss	$(5,334)	$(5,170)	$(306)

GAAP net loss per share - basic and diluted	$(0.17)	$(0.16)	$(0.06)
Adjustment	0.04	0.03	0.05
Non-GAAP net loss per share - basic and diluted	$(0.13)	$(0.13)	$(0.01)
Weighted average common shares outstanding - basic and diluted	40,637,213	40,274,660	35,135,520

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
GAAP operating expense	$5,253	$5,176	$4,180
Adjustments:
Stock-based compensation	470	475	90
Depreciation	123	123	128
Amortization	74	74	74
Total adjustments to GAAP operating expense	667	672	292
Non-GAAP operating expense	$4,586	$4,504	$3,888